UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On July 6, 2015, KBR, Inc. announced that it has agreed to enter into two new partnerships with Bernhard Capital Partners (BCP). The first agreement will establish a new, equally owned and managed company, Brown & Root Industrial Services. KBR’s Industrial Services Americas, part of the Engineering & Construction Business Group, will become part of the company. In addition to this partnership, EPIC Piping, a BCP portfolio company, plans to acquire KBR’s Canadian pipe fabrication facility. KBR will become a minority limited partner in EPIC Piping and will enter into an alliance agreement that will give KBR access to EPIC’s pipe fabrication facilities in Louisiana & Texas.

A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	KBR, Inc. press release dated July 6, 2015 entitled, “KBR Announces Two New Strategic Business Agreements with Bernhard Capital Partners”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date July 6, 2015	By:	/s/ Beth Ann Dranguet
Beth Ann Dranguet Assistant Corporate Secretary